                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

------------------------------------- ----------------------------------- ------------------------------------
Name                                  Jurisdiction of Organization        Percent Owned by the Registrant
------------------------------------- ----------------------------------- ------------------------------------
Blue Zone Productions Ltd.            British Columbia, Canada            100%
------------------------------------- ----------------------------------- ------------------------------------
Blue Zone Entertainment Inc.          British Columbia, Canada            *
------------------------------------- ----------------------------------- ------------------------------------
Blue Zone International Inc.          Barbados                            *
------------------------------------- ----------------------------------- ------------------------------------




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* 100% owned by Blue Zone Productions Ltd.